                                                               EXHIBIT 10(b)


                         INCENTIVE STOCK OPTION PLAN
                           GREIF BROS. CORPORATION
                           As Amended and Restated


1.  PURPOSE
This Incentive Stock Option Plan, as amended and restated effective September 2, 1997, (the "Plan") is intended as an incentive and to encourage stock ownership by certain key employees of Greif Bros. Corporation (the "Company") and its subsidiaries by the granting of stock options as provided herein. It is intended that certain options issued pursuant to the Plan will constitute incentive stock options (the "Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the remainder of the options issued pursuant to the Plan will constitute non-statutory options. The Committee referred to in Section 2 shall determine which options are to be Incentive Stock Options and which options are to be non-statutory options and shall enter into option agreements with the recipients accordingly. In this Plan where there is no contrary indication, the provisions of the Plan apply to Incentive Stock Options and non-statutory stock options.

2.  ADMINISTRATION
(a) The Plan shall be administered by a committee (the "Committee") of at least two persons which shall be either the Stock Option Committee of the Board of Directors of the Company or such other committee as the Board of Directors may designate comprised entirely of (i) "outside directors" within the meaning of Section 162(m) of the Code, or any successor provision, and the regulations and rulings thereunder; and
(ii) "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule or regulation, as the Board of Directors of the Company may from time to time designate. The Board of Directors may remove from, add members to, or fill vacancies in the Committee.
(b) The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it may deem appropriate for the conduct of meetings and proper administration of the Plan, and to make such determinations under, and such interpretations of, and to take such steps in connection with, the Plan or the options granted thereunder as it may deem necessary or advisable.
(c) No person shall be a member of the Committee who is, or at any time during the preceding one-year period was, eligible for selection as a person to whom stock may be allocated or to whom stock options may be granted pursuant to the Plan.


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                                                  EXHIBIT 10 (b)  (continued)

3.  ELIGIBILITY
Incentive Stock Options may be granted in such amounts of shares and to such key employees of the Company or its subsidiaries as the Committee shall select from time to time. No director who is not an officer or other employee of the Company or its subsidiaries shall be eligible to receive Incentive Stock Options under the Plan. Any individual may hold more than one option.

4.  STOCK
The stock to be subject to options under the Plan shall be shares of the Company's Class A Common Stock which are authorized but unissued or held as treasury shares. The aggregate number of shares of stock for which options may be granted under the Plan from the original effective date of the Plan shall not exceed 1,000,000 shares (as constituted after the two-for-one stock split voted on at the special shareholders' meeting held on February 27, 1995), subject to adjustment in accordance with the terms of Section 10 hereof. The shares subject to the unexercised portion of any terminated or expired options under the Plan may again be subjected to options under the Plan.

5.  TERMS AND CONDITIONS OF OPTIONS
(a) All options granted by the Committee pursuant to the Plan shall be considered authorized by the Board of Directors and shall be evidenced by stock option agreements in writing (stock option "agreements") in such form and containing such terms and conditions as the Committee shall prescribe from time to time in accordance with Regulation 16b-3 under the Exchange Act, the Plan and, with respect to Incentive Stock Options, in accordance with Section 422 of the Code.
(b) An Incentive Stock Option shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him. A non-statutory option (that is, a stock option that is not an Incentive Stock Option) shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him. Notwithstanding the foregoing, with the permission of the Committee, a person who has been granted a non-statutory option under the Plan, may transfer such option to a revocable inter vivos trust as to which the option holder is the settlor or may transfer such a stock option to a "permissible Transferee." A Permissible Transferee shall be defined as any member of the immediate family of the option holder, any trust, whether revocable or irrevocable, solely for the benefit of members of the option holder's immediate family, or any partnership whose only partners are members of the option holder's immediate family. Any such transferee of a non-statutory option shall remain subject to all of the terms and conditions applicable to such non-statutory option and subject to the rules and regulations prescribed by the Committee. A non-statutory option may not be re-transferred by a Permissible Transferee except by will or the laws

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                                                  EXHIBIT 10 (b)  (continued)

of descent and distribution and then only to another Permissible
Transferee.
(c) Notwithstanding any provision contained elsewhere in this Plan, during any one calendar year, no person shall be granted options (either
Incentive Stock Options or non-statutory options) under this Plan covering, in the aggregate, more than 100,000 shares of stock. For purposes of this limitation, any options canceled during a calendar year shall continue to be counted against the maximum number of shares for which options may be granted in the calendar year in which the canceled options were originally granted.

6.  PRICE
The option price per share of each option granted under the Plan shall be not less than 100% of the fair market value of a share of stock on the date of grant of such option. An option shall be considered granted on the date the Committee acts to grant the option or such later date as the Committee shall specify. For purposes of the Plan, the fair market value of a share shall be the last sale price of a share as reported on the NASDAQ National Market on the last trading day prior to the date of grant.

7.  OPTION PERIOD
Each stock option agreement shall set forth the period for which such option is granted, which with respect to Incentive Stock Options shall not exceed ten years from the date such option is granted ("the option period").

8.  10 PERCENT SHAREHOLDER
Notwithstanding Sections 6 and 7 hereof, in the case of an individual who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or subsidiary of the Company), the option price shall not be less than 110 percent of the fair market value of the stock subject to the option at the time the option is granted, as determined in good faith by the Committee, and the option shall not be exercisable after the expiration of five years from the date it is granted.

9.  MAXIMUM PER OPTIONEE
With respect to Incentive Stock Options, the aggregate fair market value as determined by the Committee, of the stock for which an optionee may be granted Incentive Stock Options under the Plan and any other plans of the Company or its subsidiaries exercisable for the first time during any calendar year shall not exceed $100,000. In the event that an optionee is granted options under this Plan which, in the aggregate, exceed the limitations of this Section 9, such options shall be treated as Incentive Stock Options to the extent permissible under this Section 9 and the remaining options shall be treated as non-statutory options.


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                                                  EXHIBIT 10 (b)  (continued)

10.    ADJUSMENT IN THE EVENT OF CHANGE OF STOCK
In the event of any change in the outstanding stock of the Company by reason of stock dividends, recapitalizations, reorganizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, the number and kind of shares which thereafter may be optioned and sold under the Plan, the number and kind of shares under option in outstanding stock option agreements and the purchase price per share thereof shall be appropriately adjusted consistent with such change. The determination of the Committee as to any adjustment shall be final and conclusive. Notwithstanding the foregoing, any and all adjustments in connection with an Incentive Stock Option shall comply in all respects with Sections 422 and 424 of the Code and the regulations promulgated thereunder.

11.    EXERCISE OF OPTIONS
Each option may be exercised at any time during its option period, but not earlier than two years from the date of the grant, subject to the restrictions in the stock option agreement under which it is issued.

12.    PAYMENT FOR OPTIONS
Within five business days following the date of exercise, the optionee shall make full payment of the option price (i) in cash; (ii) with the consent of the Committee, by tendering previously acquired shares of stock (valued at their fair market value as of the date of exercise), or (iii) with the consent of the Committee, in any combination of (i) and (ii). In lieu of tendering previously acquired shares of stock in payment of the option price, an optionee may make a constructive exchange of shares of stock then owned by such optionee (the "Payment Shares") by complying with the following procedures. If the Payment Shares are held by a registered securities broker for the optionee in "street name," the optionee shall provide the Company with a notarized statement attesting to the number of shares owned that are intended to serve as Payment Shares. If the Payment Shares are owned of record by such optionee, the optionee shall provide the Company with the stock certificate numbers representing the shares which are intended to serve as Payment Shares. Upon receipt of a notarized statement regarding the ownership of the Payment Shares or confirmation of the ownership of the Payment Shares by reference to the Company records, whichever is applicable, the Company shall treat the Payment Shares as being constructively exchanged and shall issue to the optionee a stock certificate for the number of shares subject to the option exercise less the number of Payment Shares.

13.    AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN
The Board of Directors of the Company may amend, modify or terminate the Plan, at any time; provided, however, that no such action of the Board of Directors, without approval of the shareholders may (a) increase the total number of shares of stock for which options may be granted under the Plan, except as contemplated in Section 10, (b) permit the granting of Incentive Stock Options to anyone other than a key employee of the Company or its

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                                                  EXHIBIT 10 (b)  (continued)

subsidiaries, (c) decrease the minimum option price with respect to Incentive Stock Options (d) increase the maximum option periods with respect to Incentive Stock Options, (e) increase, with respect to Incentive Stock Options, the maximum per optionee set forth in Section 9, (f) withdraw the administration of the Plan from the Committee, or (g) permit any person while a member of the Committee to be eligible to receive or hold an option under the Plan. No amendment, modification or termination of the Plan shall in any manner affect any option theretofore granted to an optionee under the Plan without the consent of the optionee or the transferee of such option.

14.  TERM OF THE PLAN
The Incentive Stock Option Plan became effective on the date of its adoption by the Board of Directors following the approval of the Plan by the holders of a majority of the shares of stock of the Company entitled to vote at the annual meeting of shareholders on February 27, 1995. The Plan shall terminate ten years, less one day, from the original effective date of the Plan, or on such earlier date as may be determined by the Board of Directors. Termination of the Plan, however, shall not affect the rights of optionees under options theretofore granted to them, and all unexpired options shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

15.   NON-STATUTORY OPTIONS
Included in the Plan are potential non-statutory options which, it is recognized, may, by separate action of the Committee, be granted, subject to provisions and conditions established by the Committee, to key persons for whom the Plan does not suffice or to those who do not qualify for the Plan because of not being employees of the Company or of any of its subsidiaries.

16.    LAWS AND REGULATIONS
(a) The Plan and all options granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto, and notwithstanding any provisions of this Plan or the options granted hereunder, the holder of an option shall not be entitled to exercise such option nor shall the Company be obligated to issue any common stock under the Plan to the holder, if such exercise or issuance shall constitute a violation by the holder or the Company of any provisions of any such law or regulations.
(b) The Company, in its discretion, may postpone the issuance and delivery of commons stock upon any exercise of an option until completion of any stock exchange listing or registration or other qualification of such common stock under any state or federal law, rule or regulation as the Company may consider appropriate; and may require any person exercising an option to make such representations and furnish such information as it may consider appropriate in connection with the issuance of the common stock in compliance with applicable law.

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                                                  EXHIBIT 10 (b)  (concluded)

(c) Common stock issued and delivered upon exercise of an option shall be subject to such restrictions on trading, including appropriate legending of certificates to that effect, as the Company, in its discretion, shall determine are necessary to satisfy applicable legal requirements and obligations.